Exhibit 107

Calculation of Filing Fee Table

Form 424(b)(5)

(Form Type)

Plug Power Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
						Newly Registered Securities
Fees to Be Paid	Equity	Common stock, par value $0.01 per share	Rule 457(o)	—	—	$302,073,006	$0.00014760	$44,585.98	(1)	—	—	—	—
Fees Previously Paid	Equity	Common stock, par value $0.01 per share	Rule 457(o)	—	—	$1,000,000,000		$147,600.00	(2)	—	—	—	—

						Carry Forward Securities
Carry Forward Securities	Equity	Common stock, par value $0.01 per share	Rule 457(a)	—	—	$697,926,994				424(b)(5)	File No. 333-265488	June 8, 2022	$103,014.02	(3)
	Total Offering Amounts					—		$192,185.98
	Total Fees Previously Paid							$147,600.00
	Total Fee Offsets							—
	Net Fee Due							$44,585.98

(1)	The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price. In accordance with Rules 456(b) and 457(r) under the Securities Act, Plug Power Inc. (the “Registrant”) initially deferred payment of all of the registration fees in connection with the Registrant’s Registration Statement on Form S-3ASR (File No. 333-265488) filed with the Securities and Exchange Commission (the “Commission”) on June 8, 2022 (the “Registration Statement). This “Calculation of Filing Fee Table” shall be deemed to update the “Calculation of Registration Fee” table in the Registration Statement.

(2)	The Registrant filed a prospectus supplement, dated January 17, 2024 (the “Original Prospectus Supplement), under Rule 424(b)(5) in connection with the Registration Statement, pursuant to which it registered the offer and sale of the Registrant’s common stock, par value $0.01 per share (“Common Stock”), having an aggregate offering price of up to $1,000,000,000. In connection with the filing of the Original Prospectus Supplement, the Registrant paid a filing fee of $147,600.00.

(3)	Shares of Common Stock having an aggregate offering price of $697,926,994 remain unsold (the “Unsold Securities”) under the Original Prospectus Supplement as of the date hereof. The additional shares of Common Stock being registered pursuant to amendment no. 1, dated February 23, 2024, to the Original Prospectus Supplement (“Amendment No. 1”) include the Unsold Securities. The filing fee with respect to such Unsold Securities, totaling $103,014.02, was previously paid with the filing of the Original Prospectus Supplement and will continue to be applied to the Unsold Securities registered hereunder.